Exhibit H(15)

FORM OF

EXPENSE LIMITATION AGREEMENT

This EXPENSE LIMITATION AGREEMENT (the “Agreement”) is between Massachusetts Mutual Life Insurance Company, a Massachusetts life insurance company (the “Manager”), and MassMutual Select Funds, a Massachusetts business trust (the “Trust”), effective as of the 2nd day of April, 2012.

WHEREAS, the Trust is an open-end diversified management investment company registered as such with the Securities and Exchange Commission (the “SEC”) pursuant to the Investment Company Act of 1940, as amended;

WHEREAS, MassMutual Select BlackRock Global Allocation Fund, MassMutual Select Fundamental Value Fund, MassMutual Select Indexed Equity Fund, MassMutual Select Focused Value Fund, MassMutual Select Fundamental Growth Fund, MassMutual Select Blue Chip Growth Fund, MassMutual Select Growth Opportunities Fund, MassMutual Select Mid-Cap Value Fund, MassMutual Select Small Company Value Fund, MassMutual Select Mid Cap Growth Equity II Fund, MassMutual Select Small Cap Growth Equity Fund, MassMutual Select Diversified International Fund, MassMutual Select Overseas Fund, MassMutual RetireSMARTSM Growth Fund, MassMutual RetireSMARTSM 2015 Fund, MassMutual RetireSMARTSM 2025 Fund, MassMutual RetireSMARTSM 2035 Fund, MassMutual RetireSMARTSM 2045 Fund, and MassMutual RetireSMARTSM 2050 Fund (the “Funds”) are each a series of the Trust;

WHEREAS, the Manager is an investment adviser registered with the SEC as such under the Investment Advisers Act of 1940, as amended; and

WHEREAS, the Trust has appointed the Manager as its investment manager for the Funds and the Manager has agreed to act in such capacity upon the terms set forth in the relevant Investment Management Agreements;

NOW THEREFORE, the Trust and the Manager hereby agree as follows:

1.	Expense Limitation

(a)

The Manager agrees to: (i) waive management fees, (ii) waive administrative and shareholder service fees, or (iii) cap the fees and expenses of each Fund (other than extraordinary litigation and legal expenses, interest expense, short sale dividend and loan expense, Acquired Fund fees and expenses, or other non-recurring or unusual expenses such as, for example, organizational expenses and shareholder meeting expenses) through March 31, 2013 at the following amounts. This agreement can only be terminated by mutual consent of the Board of Trustees of the Trust on behalf of the Funds and the Manager.

MassMutual Select BlackRock Global Allocation Fund

Expense Cap
Class S shares	0.86%
Class Y shares	0.96%
Class L shares	1.11%
Class A shares	1.36%

MassMutual Select Fundamental Value Fund

Management Fee Waiver
Class Z shares	0.15%
Class S shares	0.15%
Class Y shares	0.15%
Class L shares	0.15%
Class A shares	0.15%
Class N shares	0.15%

MassMutual Select Indexed Equity Fund

	Management Fee Waiver	Administrative and Shareholder Service Fee Waiver
Class Z shares	0.05%	0.05%
Class I shares	0.05%
Class S shares	0.05%
Class Y shares	0.05%
Class L shares	0.05%	0.20%
Class A shares	0.05%	0.20%
Class N shares	0.05%	0.20%

MassMutual Select Focused Value Fund

Management Fee Waiver
Class Z shares	0.10%
Class S shares	0.10%
Class Y shares	0.10%
Class L shares	0.10%
Class A shares	0.10%
Class N shares	0.10%

MassMutual Select Fundamental Growth Fund

Administrative and Shareholder Service Fee Waiver
Class S shares	0.09%
Class Y shares	0.03%
Class L shares	0.03%
Class A shares	0.03%
Class N shares	0.03%

MassMutual Select Blue Chip Growth Fund

Expense Cap
Class S shares	0.76%
Class Y shares	0.82%
Class L shares	0.98%
Class A shares	1.19%
Class N shares	1.51%

MassMutual Select Growth Opportunities Fund

Management Fee Waiver
Class Z shares	0.15%
Class S shares	0.15%
Class Y shares	0.15%
Class L shares	0.15%
Class A shares	0.15%
Class N shares	0.15%

MassMutual Select Mid-Cap Value Fund

Management Fee Waiver
Class Z shares	0.10%
Class S shares	0.10%
Class Y shares	0.10%
Class L shares	0.10%
Class A shares	0.10%
Class N shares	0.10%

MassMutual Select Small Company Value Fund

Management Fee Waiver
Class Z shares	0.08%
Class S shares	0.08%
Class Y shares	0.08%
Class L shares	0.08%
Class A shares	0.08%
Class N shares	0.08%

MassMutual Select Mid Cap Growth Equity II Fund

Management Fee Waiver
Class Z shares	0.10%
Class S shares	0.10%
Class Y shares	0.10%
Class L Shares	0.10%
Class A Shares	0.10%
Class N Shares	0.10%

MassMutual Select Small Cap Growth Equity Fund

Management Fee Waiver
Class Z shares	0.05%
Class S shares	0.05%
Class Y shares	0.05%
Class L shares	0.05%
Class A shares	0.05%
Class N shares	0.05%

MassMutual Select Diversified International Fund

Expense Cap
Class S shares	0.99%
Class Y shares	1.09%
Class L shares	1.17%
Class A shares	1.42%

MassMutual Select Overseas Fund

Management Fee Waiver
Class Z shares	0.31%
Class S shares	0.31%
Class Y shares	0.31%
Class L shares	0.31%
Class A shares	0.31%
Class N shares	0.31%

MassMutual RetireSMARTSM 2015 Fund

Expense Cap
Class S shares	0.10%
Class Y shares	0.15%
Class L shares	0.25%
Class A shares	0.50%

MassMutual RetireSMARTSM 2025 Fund

Expense Cap
Class S shares	0.10%
Class Y shares	0.15%
Class L shares	0.25%
Class A shares	0.50%

MassMutual RetireSMARTSM 2035 Fund

Expense Cap
Class S shares	0.10%
Class Y shares	0.15%
Class L shares	0.25%
Class A shares	0.50%

MassMutual RetireSMARTSM 2045 Fund

Expense Cap
Class S shares	0.10%
Class Y shares	0.15%
Class L shares	0.25%
Class A shares	0.50%

MassMutual RetireSMARTSM 2050 Fund

Expense Cap
Class S shares	0.10%
Class Y shares	0.15%
Class L shares	0.25%
Class A shares	0.50%
Class N shares	0.80%

(b)

The Manager agrees to bear the expenses (other than the management, Rule 12b-1 and administrative fees, interest, taxes, brokerage commissions, extraordinary litigation and legal expenses, Acquired Fund fees and expenses, or other non-recurring or unusual expenses such as, for example, organizational expenses and shareholder meeting expenses) of Class S, Class Y, Class L, and Class A of the RetireSMARTSM Growth Fund in excess of .03% of the average daily net asset values of each such class through March 31, 2013. This agreement can only be terminated by mutual consent of the Board of Trustees of the Trust on behalf of the Fund and the Manager.

IN WITNESS WHEREOF, the Trust and the Manager have caused this Agreement to be executed on the 2nd day of April, 2012.

MASSACHUSETTS MUTUAL LIFE
INSURANCE COMPANY

By:
Eric Wietsma, Senior Vice President

MASSMUTUAL SELECT FUNDS on behalf of each of the Funds

By:
Nicholas Palmerino, CFO and Treasurer